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                                                                    EXHIBIT 3.53

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF ORGANIZATION
                              (General Laws, 156B)

                                   ARTICLE I
                      The exact name of the corporation is:

                              TSI Framingham, Inc.

                                   ARTICLE II

         The purpose of the corporation is to engage in the following business activities: To operate a health club and to provide health club services, and in general to carry on any business which may be lawfully carried on by a corporation organized under G.L. c. 156B, as amended.

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                                  ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

               WITHOUT PAR VALUE STOCKS

-----------------------------------------------------
TYPE                                NUMBER OF SHARES
-----------------------------------------------------
Common:
-----------------------------------------------------
Preferred:
-----------------------------------------------------

                 WITH PAR VALUE STOCKS

-----------------------------------------------------
TYPE:                 NUMBER OF SHARES      PAR VALUE
-----------------------------------------------------
Common:                    1,000               $1.00
-----------------------------------------------------
Preferred:
-----------------------------------------------------

                                   ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                 Not applicable

                                   ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                      None.

                                   ARTICLE VI
Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.

                            See Continuation Sheet 6

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                              Continuation Sheet 6

         1. Meetings of the stockholders may be held within or without the Commonwealth of Massachusetts, as the by-Laws may provide.

         2. The directors of the Corporation from time to time adopt, amend or repeal any of the by-laws of the Corporation, including by-laws adopted by the stockholders, but the stockholders may from time to time specify provisions of the by-laws that may not be amended or repealed by the directors.

         3. The Corporation shall be authorized to indemnify any and all of its directors, officers, employees and agents, and any other person or persons, to the fullest extent permitted under G.L. c. 156B.

         4. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director notwithstanding any provisions of law imposing such liability; provided, that this provision shall not eliminate or limit the liability of a director:

         a. for any breach of the director's duty of loyalty to the Corporation or its stockholders;

         b. for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         c. under G.L. c. l56B, Section 61 (unauthorized distributions) and
Section 62 (loans to insiders); and

         d. for any transaction from which the director derived an improper personal benefit.

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                                  ARTICLE VII
The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII
The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization.

a. The street office address (post office boxes are not acceptable) of the principal office of the corporation IN MASSACHUSETTS is

         1657 Worcester Rd. Framingham, MA 01701

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                                  NAME                  RESIDENTIAL ADDRESS            POST OFFICE ADDRESS
President:                   Robert Giardina            1657 Woodland Ave.,            c/o Town Sports
                                                        Edison NJ 08820                International, Inc.
                                                                                       888 Seventh Ave.,
                                                                                       New York, NY 10016

Treasurer:                   Richard Pyle               39 Park Ave.,                  - Same -
                                                        Bronxville, NY 10708

Clerk:                       Alexander A.               210 W. 78th Street,            - Same -
                             Alimanestianu              New York, NY 10024

Directors:                   Mark Smith                 301 W. 57th Street,            - Same -
                                                        New York, NY 10019

Vice President:              Dan Gallagher              2 Knights Court,               - Same -
                                                        Upper Saddle River, NJ 07458

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:

         December

d. The name and business address of the resident agent of the corporation, if any, is

         CT Corporation System, 101 Federal Street, Boston, MA 02110

                                   ARTICLE IX
By-laws of the corporation have been duly adopted and the president, vice president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

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IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 18th day of November, 2000.

   /s/ Curt D. Buyum, Esq.
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Curt D. Buyum, Esq., Becker, Glynn, Melamed & Muffly LLP, 299 Park Avenue,
New York, NY 10171